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                                                                  Exhibit 10.122


                      PLEDGE OF CASH COLLATERAL AGREEMENT

            THIS PLEDGE OF CASH COLLATERAL AGREEMENT (this "Agreement") dated as of February 13, 1997 is made by CSTONE-527 MADISON, INC. , a Delaware corporation ("Pledgor"), having an address at c/o Cornerstone Properties Inc., 126 East 56th Street, Suite 600, New York, New York 10022, in favor of BANKERS TRUST COMPANY, a New York banking corporation ("Lender"), having an office at 280 Park Avenue, New York, New York 10017.

                             W I T N E S S E T H:

            WHEREAS, Pledgor desires to purchase certain improved real property known as 527 Madison Avenue, New York, New York (the "Property"); and

            WHEREAS, the Property is encumbered by a certain Amended and Restated Consolidated First Mortgage, Spreader, Modification, Extension, Consolidation and Security Agreement and Assignment of Rents, dated July 24, 1996, made by 527 Madison Holdings ("527") to Property Equity Corp. (the "Mortgage") , which Mortgage secures an Amended and Restated Demand Note, dated July 24, 1996, made by 527 in favor of Property Equity Corp. (as modified, amended and restated from time to time, the "Note"), which Mortgage and Note have been assigned to Lender; and

            WHEREAS, pursuant to a certain Note Modification Agreement and Mortgage Modification Agreement of even date herewith between 527 and Lender, the Note and the Mortgage have been modified and amended; and

            WHEREAS, a portion of the consideration for the purchase by Pledgor of the Property is Pledgor's agreement to take title to the Property subject to the Note and the Mortgage; and

            WHEREAS, it is an Event of Default under the Mortgage and the Note if the Property is transferred or conveyed without the consent of the holder of the Mortgage; and

            WHEREAS, Pledgor has requested that Lender consent to the transfer of the Property to Pledgor without invoking Lender's right to declare a default under the Mortgage and demand payment in full of the Note; and

            WHEREAS, Lender is unwilling to consent to the transfer of the Property to Pledgor unless, among other things, Pledgor executes and delivers this Pledge of Cash Collateral Agreement pursuant to which Pledgor makes a deposit and opens an account with Lender and pledges and assigns such account to Lender as additional security for the obligations of 527 under the Note; and

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            WHEREAS, in order to induce Lender to consent to the transfer of the
Property to Pledgor, Pledgor desires to execute this Agreement and to deliver the same to Lender.

            NOW, THEREFORE, in consideration of the foregoing, the mutual promises contained herein, Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, intending to be legally bound, and in order to induce Lender to consent to the transfer of the Property to Pledgor, Pledgor and Lender hereby agree as follows:

            SECTION 1. Deposit. Immediately following its acquisition of the Property, Pledgor will open an account with Lender in the name of Pledgor and made a deposit therein in the sum of THIRTY-SIX MILLION SEVEN HUNDRED FIFTY THOUSAND DOLLARS ($36,750,000) (the "Deposit"). The Deposit shall be held in an interest-bearing account which shall be accessible to Pledgor only upon compliance by Pledgor with the terms and conditions contained in Section 27 hereof and, at the option of Lender, may be invested in short-term financial instruments having maturities not later than May 13, 1997 and issued by entities carrying a rating of no lower than A1/P1. All interest accruing on the Deposit shall be credited by Lender to payment of interest due under the Note.

            SECTION 2. Pledge. Pledgor hereby pledges to Lender and grants to Lender a security interest in the following collateral (collectively, the "Pledged Collateral"):

            (a) the Deposit (including all interest accruing thereon and any renewals, extensions, replacements and reinvestments thereof);

            (b) all certificates, instruments and book entry records, if any, from time to time representing the Deposit, and all substitutions for or additions to the same, and all money and property of any nature of Pledgor hereafter delivered to or held in custody or otherwise by Lender or any of its branches, subsidiaries or affiliates; and

            (c) to the extent not covered by clauses (a) and (b) above, all proceeds of any and all of the foregoing (including, without limitation, proceeds that constitute property of the types described in such clauses) and any and all investments and reinvestments made with such proceeds.

            SECTION 3. Security for Obligations. This Agreement secures the payment of all obligations of (i) 527 now or hereafter existing under the Note and the Mortgage and (ii) the Pledgor now or hereafter existing under this Agreement, and any other instruments and agreements relating thereto and executed by 527 or Pledgor in connection therewith, together with all expenses incurred by Lender in enforcing any rights thereunder or hereunder, including without limitation, reasonable attorney's fees (all such obligations, whether of Pledgor or of 527 under the Note and Mortgage, are referred to herein collectively as the "Obligations"). Without

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limiting the generality of the foregoing, this Agreement secures the payment of all amounts which constitute part of the Obligations and would be owed to Lender, but are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving 527.

            SECTION 4. Delivery of Pledged Collateral.

            (a) All funds and instruments representing or evidencing the Pledged Collateral have been delivered to and are being held by Lender. Pledgor hereby acknowledges and agrees that Lender shall have the normal rights of a custodian and depository of such funds and instruments, as well as the rights of a pledgee, as set forth herein, it being intended that the assets comprising the Deposit be considered to be in the full possession and control of Lender in its capacity as pledgee so as to perfect a pledge of the said assets and to permit Lender to exercise all rights and remedies of a pledgee with respect to such assets. Pledgor and Lender hereby acknowledge and agree that Lender shall have no liability hereunder with respect to any of its acts or omissions made in good faith.

            (b) The instruments delivered to Lender pursuant to Section 2(a) hereof, and any additional instruments to be delivered from and after the date hereof are and shall be in suitable form for transfer by delivery, or are to be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance reasonably satisfactory to Lender. Lender shall have the right, upon the occurrence and during the continuance of an Event of Default (as hereinafter defined) (unless Lender shall specifically in writing agree otherwise in lieu of declaring an Event of Default) in its discretion and without notice to Pledgor, to transfer to or to register in the name of Lender, or any of its nominees, any or all of the Pledged Collateral.

            (c) Except in accordance with Section 27 hereof, Pledgor shall not be entitled to withdraw or remove any cash, certificates, instruments or other collateral comprising the Deposit or the other Pledged Collateral, nor shall Pledgor be entitled to sell, assign, pledge, transfer or hypothecate all or any portion of such Pledged Collateral until the payment in full of the Obligations and the termination of this Agreement.

            (d) It is anticipated that on May 13, 1997, the Note shall be repaid in full and Lender shall return the Deposit to Pledgor. Upon the occurrence of such events, the obligations of the parties hereto under this Agreement shall terminate (except to the extent any obligations therein are expressly stated to survive). Notwithstanding the foregoing, Lender and Pledgor acknowledge and agree that if the Obligations are not repaid and this Agreement is not terminated on May 13, 1997 as anticipated, the Deposit may be reinvested pursuant to Section 10(b) hereof (or as otherwise provided herein).

            SECTION 5. Pledgor Remains Liable. Anything herein to the contrary notwithstanding, the exercise by Lender of any of its rights hereunder shall not release Pledgor

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from any of its duties or obligations under the contracts and agreements, if any, included in the Pledged Collateral.

            SECTION 6. Representations and Warranties. Pledgor hereby represents and warrants as follows:

            (a) Pledgor has full legal power and authority to execute, deliver and perform this Agreement and such execution, delivery and performance does not contravene any law or any contractual restriction binding on or affecting Pledgor, and does not result in or require the creation of any lien, security interest or other charge or encumbrance (other than pursuant hereto) upon or with respect to any of Pledgor's properties.

            (b) Pledgor is the legal and beneficial owner of the Pledged Collateral free and clear of any lien, security interest, option or other charge or encumbrance except for the security interest created by this Agreement or any other security agreement in favor of Lender or any of its Affiliates. No effective financing statement or other document similar in effect covering all or any part of the Pledged Collateral is on file in any recording office, except as may have been filed in favor of Lender or any of its Affiliates.

            (c) The assignment and pledge of the Deposit and the other Pledged Collateral and the delivery of such Pledged Collateral to Lender pursuant to this Agreement creates a valid and perfected first priority security interest in such portion of the Pledged Collateral, securing the payment of the Obligations.

            (d) No consent of any other person or entity and no authorization, approval, or other action by, and no notice to or filing with, any governmental authority or regulatory body is required (i) for the pledge by Pledgor of the Pledged Collateral pursuant to this Agreement or for the execution, delivery or performance of this Agreement by Pledgor, (ii) for the perfection or maintenance of the security interest created hereby (including the first priority nature of such security interest) or (iii) for the exercise by Lender of the rights provided for in this Agreement or the remedies in respect of the Pledged Collateral pursuant to this Agreement.

            (e) The place of business and chief executive office of Pledgor and the office where Pledgor keeps its records concerning the Pledged Collateral are located at its address specified in the first paragraph of this Agreement.

            (f) To the best knowledge of Pledgor, there are no conditions precedent to the effectiveness of this Agreement that have not been satisfied or waived.

            (g) Pledgor has, independently and without reliance upon Lender, and based on such documents and information as it has deemed appropriate, made its own analysis and decision to enter into this Agreement.

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            (h) All financial, net worth and other statements relating to
Pledgor and any of its Affiliates that have been delivered to Lender in connection with this transaction are true, complete and correct.

            SECTION 7. Covenants and Agreements.

            (a) Pledgor shall not incur direct or contingent liabilities during the period that this Agreement is in effect other than the indebtedness incurred in the ordinary course of owning and operating the Property.

            (b) Upon the written request of Lender, Pledgor shall furnish to Lender updated financial statements of Pledgor substantially in the form heretofore delivered to Lender by Pledgor in connection with other borrowings made by affiliates of Pledgor from Lender.

            (c) For so long as this Agreement is in effect and any Obligations are outstanding, Pledgor shall not engage in any business or activity other than the ownership and operation of the Property.

            SECTION 8. Further Assurances.

            (a) Pledgor agrees that at any time and from time to time, at the expense of Pledgor, Pledgor shall promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that Lender may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable Lender to exercise and enforce its rights and remedies hereunder with respect to any Pledged Collateral.

            (b) Pledgor hereby authorizes Lender to file one or more financing or continuation statements, and amendments thereto, relating to all or any part of the Pledged Collateral without the signature of Pledgor where permitted by law. A photocopy or other reproduction of this Agreement or any financing statement covering the Pledged Collateral or any part thereof shall be sufficient as a financing statement where permitted by law.

            SECTION 9. Place of Perfection; Records. Pledgor shall keep its place of business, chief executive office, and the office where it keeps its records concerning the Pledged Collateral at its address set forth in Section 20 hereof. Pledgor will hold and preserve such records and, upon reasonable, prior notice from Lender, will permit representatives of Lender at any time during normal business hours to inspect and make abstracts from such records.

            SECTION 10. Interest; Voting or Other Consensual Rights; Etc.

            (a) So long as this Agreement is in effect:

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            i) Any and all interest, dividends, redemption payments and other distributions paid in respect of the Pledged Collateral or any portion thereof shall be held in an account with Lender and shall become part of the Pledged Collateral.

            (b) In the event the Note is not repaid when due and Lender chooses not to draw upon the Deposit in payment of the Note, then the Deposit shall be reinvested in an account or instrument with Lender in such manner and for such period of time as Lender and Pledgor shall mutually agree, provided that all necessary steps are taken to insure that Lender retains its perfected security interest in the Pledged Collateral following such reinvestment. If Pledgor and Lender are unable to agree on the manner in which the Deposit is to be invested, Lender shall invest the Deposit overnight each day until an agreement is reached as to the manner of investment.

            (c) Upon the occurrence and during the continuance of an Event of Default (unless Lender shall otherwise have agreed in writing):

            i) All rights of Pledgor to exercise or refrain from exercising the consensual rights which Pledgor would otherwise be entitled to exercise pursuant to this Section 10 shall cease, and all such rights shall thereupon become vested in Lender, which shall thereupon have the sole right to receive and hold as Pledged Collateral such interest payments and to exercise or refrain from exercising such consensual rights.

            ii) All payments which are received by Pledgor contrary to the provisions of this Section shall be received in trust for the benefit of Lender, shall be segregated from other funds of Pledgor and shall be forthwith paid over to Lender as Pledged Collateral in the same form as so received (with any necessary endorsement or assignment).

            SECTION 11. Events of Default.

            (a) An "Event of Default" shall occur when:

            i) Pledgor fails to maintain the Deposit in an amount equal to 105% of the principal balance due under the Note; or

            ii) there is any failure to pay any payments due under the Note, the Mortgage or this Agreement when the same becomes due and payable after any applicable grace period; or

            iii) any warranty, representation or other statement made by Pledgor under or in connection with this Agreement or any related document is false or misleading in any material respect when made; or

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            iv) there is any failure to perform or observe any term, covenant or agreement contained in this Agreement or the Note or the Mortgage and any such failure shall remain unremedied for ten (10) days after written notice thereof shall have been given to Pledgor by Lender; or

            v) Pledgor shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against Pledgor seeking to adjudicate Pledgor as bankrupt or insolvent, or seeking liquidation, winding-up, reorganization, arrangement, adjustment, protection, relief, or composition of its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for Pledgor or for any substantial part of its property, and, in the case of any such proceeding instituted against it (but not instituted by Pledgor), either such proceedings shall remain undismissed or unstayed for a period of ninety (90) days, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee or other similar official for, it or for any substantial part of Pledgor's property) shall occur; or

            vi) any judgment for the payment of money in excess of $250,000 (other than those fully covered by insurance) shall be rendered by a court of record against Pledgor and Pledgor shall not discharge (by bonding or otherwise) the same or provide for its discharge in accordance with its terms, or procure a stay of execution thereof within sixty (60) days from the date of entry thereof and within such period of sixty (60) days, or such longer period during which execution of such judgment shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal; or

            vii) any provision of this Agreement shall for any reason cease to be valid and binding on Pledgor, or Pledgor shall so state in writing and such cessation shall, in Lender's reasonable opinion, impair Lender's security interest under this Agreement; or

            viii) if for any reason Lender at any time fails or ceases to have a valid and perfected first priority security interest in any of the Pledged Collateral purported to be covered hereby; or

            ix) Pledgor shall be in default in respect to any other obligations (excluding the Obligations described herein) owed to Lender or any of its Affiliates following the expiration of any applicable notice or grace period.

            (b) Upon the occurrence of an Event of Default, Lender may apply the proceeds from the Pledged Collateral to the payment of the Obligations in such order as Lender shall determine in its sole discretion, and if Lender has been unable immediately to satisfy all of the Obligations by resort to the Pledged Collateral, then, Lender may consider such default

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                                       8


hereunder to be a default under any other agreement between Pledgor or its affiliates (or any of them) and Lender and shall have all of the rights granted under such other agreement upon the occurrence of an Event of Default thereunder.

            (c) Notice of Default. Pledgor shall furnish to Lender as soon as possible and in any event within five (5) Business Days after the occurrence of an Event of Default and each event which, with the giving of notice or lapse of time or both would constitute an Event of Default, a statement of Pledgor setting forth (i) the details of such Event of Default or event and the action which Pledgor have taken and propose to take with respect thereto, and (ii) such other information respecting the condition or operations, financial or otherwise, of Pledgor as Lender may from time to time reasonably request.

            SECTION 12. Remedies upon Default. In addition to other rights granted herein (including, without limitation, the right granted under Section 10(c)) or under law, if any Event of Default shall have occurred and be continuing:

            (a) Lender may exercise in respect of the Pledged Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all of the rights and remedies of a secured party upon a default under the Uniform Commercial Code in effect in the State of New York at that time (the "Code") (whether or not the Code applies to the affected Pledged Collateral), and may also, without notice except as specified below, sell the Pledged Collateral or any part thereof in one or more parcels at public or private sale, at any exchange, broker's board or at any of Lender's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as Lender may deem commercially reasonable. Pledgor acknowledges and agrees that to the extent notice of sale shall be required by law, ten (10) days' notice by Lender to Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. Lender shall not be obligated to make any sale of Pledged Collateral regardless of notice of sale having been given. Lender may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

            (b) Any cash held by Lender as Pledged Collateral and all cash proceeds received by Lender in respect of any sale of, collection from, or other realization upon all or any part of the Pledged Collateral may, in the discretion of Lender, be held by Lender as collateral for, and/or then or at any time thereafter be applied (after payment of any amounts payable to Lender pursuant to Section 17)) against all or any part of the Obligations in such order as Lender shall elect. Any surplus of such cash or cash proceeds held by Lender and remaining after payment in full of all the Obligations shall be paid over to Pledgor or to whomsoever may be lawfully entitled to receive such surplus.

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                                       9


            SECTION 13. Transfers and Other Liens. Pledgor agrees that it will not (i) sell, assign (by operation of law or otherwise), pledge or otherwise dispose of, or grant any option with respect to, any of the Pledged Collateral or (ii) create or permit to exist any lien, security interest, option, or other charge or encumbrance upon or with respect to any of the Pledged Collateral, except for the security interest under this Agreement.

            SECTION 14. Lender Appointed Attorney-in-Fact. Pledgor hereby appoints Lender Pledgor's attorney-in-fact, with full authority in the place and stead of Pledgor and in the name of Pledgor or otherwise, upon the occurrence and during the continuance of an Event of Default, from time to time in Lender's discretion to take any action and to execute any instrument which Lender may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation, to receive, endorse and collect all instruments made payable to Pledgor representing any interest payment or other distribution in respect of the Pledged Collateral or any part thereof and to give full discharge for the same. This appointment shall be irrevocable so long as any Obligations have not been fully paid, discharged and satisfied.

            SECTION 15. Lender May Perform. If Pledgor fails to perform any agreement contained herein, Lender may itself perform, or cause performance of, such agreement, and the expenses of Lender incurred in connection therewith shall be payable by Pledgor under Section 17.

            SECTION 16. Lender's Duties. The powers conferred on Lender hereunder are solely to protect its interest in the Pledged Collateral and shall not impose any duty upon it to exercise such powers. Except for the safe custody of any Pledged Collateral in its possession and the accounting for moneys actually received by it hereunder, Lender shall have no duty as to any Pledged Collateral, as to ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Pledged Collateral, whether or not Lender has or is deemed to have knowledge of such matters, or as to the taking of any necessary steps to preserve rights against any parties or any other rights pertaining to any Pledged Collateral. Lender shall be deemed to have exercised reasonable care in the custody and preservation of any Pledged Collateral in its possession if such Pledged Collateral is accorded treatment substantially equal to that which Lender accords its own property.

            SECTION 17. Indemnity and Expenses. Pledgor agrees to indemnify Lender from and against any and all claims, liens and liabilities (including reasonable attorneys' fees) growing out of or resulting from this Agreement, except claims, losses or liabilities resulting from the gross negligence or unlawful misconduct of Lender. Pledgor will within ten (10) days of demand pay to Lender the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, which Lender may incur in connection with (a) the administration of this Agreement,
(b) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Pledged Collateral, (c) the exercise or enforcement of any of the rights of Lender hereunder or (d) the failure by Pledgor to

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perform or observe any of the provisions hereof; provided, however, that any reasonable expenses of Lender incurred in connection with an Event of Default that has occurred and is continuing shall be paid on demand.

            SECTION 18. Security Interest Absolute. All rights of Lender and security interests hereunder, and all obligations of Pledgor hereunder, shall be absolute and unconditional irrespective of:

            (a) any change in the time, manner or place of payment of, or in any other term of, all or any of the obligations of Pledgor secured hereby, or any other amendment or waiver of or any consent to any departure from the Note or any related agreement or instrument, including, without limitation, any increase in the Obligations resulting from the extension of additional credit to Pledgor or otherwise;

            (b) any taking, exchange, release or nonperfection of any other collateral, or any taking, release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Obligations; or

            (c) any manner of application of collateral, or proceeds thereof, to all or any of the Obligations, or any manner of sale or other disposition of any collateral for all or any of the Obligations or any other assets of Pledgor.

            SECTION 19. Amendments, Etc. This Agreement incorporates and supersedes all prior agreements and undertakings with respect to the subject matter of this Agreement. No amendment or waiver of any provision of this Agreement, and no consent to any departure by Pledgor herefrom, shall in any event be effective unless the same shall be in writing and signed by Lender and Pledgor, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

            SECTION 20. Notices. All notices and other communications provided for hereunder shall be in writing (including telecopier, telegraphic, telex or cable communication) and mailed first class, postage prepaid, sent by certified or registered mail, return receipt requested, telecopied, telegraphed, telexed, cabled or delivered by messenger or overnight courier to it, at the following addresses:

if to Pledgor:    Cstone-527 Madison, Inc.
                  c/o Cornerstone Properties , Inc.
                  126 East 56th Street
                  New York, New York 10022
                  Fax: (212) 605-7199

with a copy to:   Shearman & Sterling

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                                       11


                  599 Lexington Avenue
                  New York, New York 10022
                  Attention: Mason Sleeper, Esq.
                  Fax: (212) 848-7300

if to Lender:     Bankers Trust Company
                  280 Park Avenue
                  New York, New York 10017

                  Attention:  Alexander B.V. Johnson
                              Managing Director
                  Fax: (212) 454-1733

with a copy to:   Willkie Farr & Gallagher
                  One Citicorp Center
                  153 East 53rd Street
                  New York, New York 10022-4677
                  Attention: Monty Davis, Esq.
                  Fax: (212) 821-8111

or, as to any of the parties, at such other address as shall be designated by such party in a written notice to the other party. All such notices and other communications shall, when mailed, or telecopied, or delivered by messenger or overnight courier, be effective three (3) days after deposited in the mails, or when telecopied, or when delivered (or when proper delivery is refused), respectively. Lender covenants and agrees to send to Pledgor in the manner hereinabove provided copies of all notices sent by Lender under the Note and Mortgage, as modified.

            SECTION 21. Continuing Security Interest; Assignments by Lender. This Agreement shall create a continuing security interest in the Pledged Collateral and shall (a) constitute a "security agreement" within the meaning of the Uniform Commercial Code as in effect in the State of New York from time to time, (b) remain in full force and effect until the payment in full of the Obligations and all other amounts payable under this Agreement, (c) be binding upon Pledgor, and its successors and assigns, and (d) inure to the benefit of, and be enforceable by, Lender and its successors, transferees and assigns. Without limiting the generality of the foregoing clause (d), Lender may assign or otherwise transfer all or any portion of its rights and obligations under this Agreement, the Note or any other Loan Document to any other person or entity, and such other person or entity shall thereupon become vested with all the benefits in respect thereof granted to Lender herein or otherwise. In the event of any such assignment by Lender, Lender shall provide reasonable notice thereof to Pledgor. Upon the payment in full of the Obligations and all other amounts payable under this Agreement, the security interest granted hereby shall automatically terminate and all rights to the Pledged Collateral shall revert to Pledgor. Upon any such termination, Lender will, at Pledgor's expense, promptly return to

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                                       12


Pledgor that portion of the Pledged Collateral as shall not have been sold or otherwise applied pursuant to the terms hereof and execute and deliver to Pledgor such documents as Pledgor shall reasonably request to evidence such termination.

            SECTION 22. Release of Mortgage. If, upon the maturity of the Note or an Event of Default, Lender exercises its rights to apply the Pledged Collateral in payment in full of the Obligations, then at the option of Pledgor, Lender shall release the Mortgage or shall assign the Mortgage without recourse to Pledgor or an entity designated by Pledgor.

            SECTION 23. Governing Law; Terms. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, except as required by mandatory provisions of law and except to the extent that the validity or perfection of the security interest hereunder, or remedies hereunder, in respect of any particular Pledged Collateral are governed by the laws of a jurisdiction other than the State of New York. Unless otherwise defined herein or in the Note, terms defined in Article 9 of the Code are used herein as therein defined.

            SECTION 24. Waiver of Jury Trial. PLEDGOR AND LENDER HEREBY WAIVE, TO THE EXTENT PERMITTED BY LAW, TRIAL BY JURY IN ANY COURT IN ANY SUIT, ACTION OR PROCEEDING ON ANY MATTER ARISING IN CONNECTION WITH OR IN ANY WAY RELATED TO THIS AGREEMENT OR THE FINANCING TRANSACTIONS OF WHICH THIS AGREEMENT IS A PART AND/OR THE DEFENSE OR ENFORCEMENT OF ANY OF LENDER'S RIGHTS AND REMEDIES IN CONNECTION THEREWITH. PLEDGOR AND LENDER ACKNOWLEDGE THEY MAKE THIS WAIVER KNOWINGLY, VOLUNTARILY AND ONLY AFTER EXTENSIVE CONSIDERATION OF THE RAMIFICATIONS OF THIS WAIVER WITH THEIR ATTORNEYS.

            SECTION 25. Severability. In case any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby. The parties hereto agree to negotiate in good faith either to replace any illegal, invalid or unenforceable provision so that, to the extent possible, the economic bargain of this Agreement shall be preserved, or otherwise to amend the same to achieve such result.

            SECTION 26. Sale of Property. Lender hereby consents to the sale of the Property by 527 to Pledgor.

            SECTION 27. Withdrawals by Pledgor.

            (a) Subject to the conditions of this Section, Pledgor shall have the right from time to time to request a withdrawal of funds from the Deposit to Pledgor. Each such request shall be in writing and shall be delivered not less than ten (10) days prior to the date on which Pledgor requires such funds.

            (b) The right of Pledgor to withdraw funds from the Deposit (each such withdrawal, a "Withdrawal") shall be subject to the following conditions precedent:

            i) There shall be no Event of Default on the part of Pledgor or 527 under the Note.

            ii) Prior to the first Withdrawal, Pledgor shall have delivered to Lender a full and unconditional guaranty of all amounts due under the Note from Cornerstone Properties, Inc., together with an opinion of counsel acceptable to Lender in its sole discretion as to the due authorization, execution and delivery of such guaranty.

            iii) Prior to the first Withdrawal, Pledgor shall have delivered to Lender a current Phase I environmental assessment report of the Property prepared by an environmental engineer acceptable to Lender in its sole discretion, which report shall indicate the absence of any adverse environmental conditions at the Property and shall otherwise be acceptable to Lender in its sole discretion.

            iv) Prior to the first Withdrawal, Pledgor shall have delivered to Lender an appraisal of the Property prepared by an appraiser acceptable to Lender in its sole discretion and in accordance with all applicable regulations governing such appraisals, which shall show a fair market value for the Property of not less than $70,000,000 and which shall otherwise be acceptable to Lender in its sole discretion.

            v) Prior to the first Withdrawal, Pledgor shall have delivered to Lender a current structural engineering report covering the Property prepared by an engineer or contractor acceptable to Lender in its sole discretion, indicating no material adverse conditions at the Property and otherwise acceptable to Lender in its sole discretion.

            vi) At the time of each Withdrawal, the ratio of Cash Flow from the Property to debt service shall be not less than 4.25:1.

            SECTION 28. Defined Terms. Unless the context otherwise specifies or requires, the following terms shall have the meanings herein specified.

            "Affiliate" means, with respect to a Person, any other Person that, directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such first Person, which, in the case of a partnership, shall include each of the direct and indirect controlling venturers or partners thereof, and in the case of a corporation, shall include each of the controlling shareholders thereof. For purposes of this definition only, the term "control" means the possession, directly or indirectly, of the power (not necessarily the exclusive power) to direct or cause the direction of the management, business and policies of a Person, whether by contract or otherwise.

            "Person" means an individual, a corporation, a partnership, an association, a joint venture, an estate, a trust or any other legal entity.

            "Cash Flow from the Property" means the excess of (i) fixed rent and additional rents payable under all leases at the Property over (ii) operating and other expenses of the Property other than debt service on the Note.

            For purposes of this Agreement, whenever the circumstances or the context of this Agreement so requires, the singular shall be construed as the plural, the masculine shall be construed as the feminine and/or the neuter and vice versa, and the phrase "including" shall mean "including without limitation".

[THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK.]

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                                       15


            IN WITNESS WHEREOF, Pledgor has caused this Agreement to be duly executed and delivered as of the date first above written.

                                    PLEDGOR:

                                    CSTONE-527 MADISON, INC.

                                    By: /s/ Francis H. Shields, Jr.
                                        -----------------------------------
                                            Name: Francis H. Shields, Jr.
                                            Title: Vice President


                                    By: /s/ Rodney C.D. Mock
                                        -----------------------------------
                                            Name: Rodney C.D. Mock
                                            Title: Executive Vice President


                                    LENDER:

                                    BANKERS TRUST COMPANY

                                    By: /s/ A BV Johnson
                                        -----------------------------------
                                            Name: A BV Johnson
                                            Title: MD